UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/29/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  -

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5554 S. Prince St.
Suite 200
Littleton, CO 80120
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On February 15, 2008, the Company entered into a $1 million equity financing in the form of a Subscription Agreement issuing 3,333,334 Units for a price of $0.30 per Unit. Each Unit consists of one common share (Restricted) and one-half of one non-transferable share purchase warrant. Each whole warrant entitles the purchaser to purchase one additional common share of the Company at a price of $0.50 per share for a period of five (5) years from closing to February 15, 2013.

The securities were issyed to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Copies of the form of subscription agreement and warrant are attached hereto and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: March 31, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President and CEO

Exhibit Index

Exhibit No.	Description
EX-10.01	Form of Subscription Agreement - Offshore
EX-10.02	Form of Offshore Warrant Certificate